As filed with the Securities and Exchange Commission on February 8, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
CURIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3505116
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
128 Spring Street, Building C – Suite 500
Lexington, MA 02421
(617) 503-6500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James E. Dentzer
President and Chief Executive Officer
Curis, Inc.
128 Spring Street, Building C – Suite 500
Lexington, MA 02421
(617) 503-6500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Cynthia T. Mazareas, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale by us of up to $300,000,000 of our common stock from time to time in one or more offerings; and

•	a sales agreement prospectus which covers the offering, issuance and sale of up to $100,000,000 of our common stock that may be issued and sold under a sales agreement with Cantor Fitzgerald & Co. and JonesTrading Institutional Services LLC.
The base prospectus immediately follows this explanatory note. The specific terms of any common stock to be offered pursuant to the base prospectus other than the shares under the sales agreement will be specified in a prospectus supplement to the base prospectus. The specific terms of the common stock to be issued and sold under the sales agreement are specified in the sales agreement prospectus that immediately follows the base prospectus. The common stock that may be offered, issued and sold by us under the sales agreement prospectus is included in the $300,000,000 of common stock that may be offered, issued and sold by us under the base prospectus. In the event of the termination of the offering of common stock under the sales agreement prospectus, any portion of the $100,000,000 aggregate offering price for the common stock covered by the sales agreement prospectus that is not sold pursuant to the sales agreement will be offered for sale in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 8, 2024
PROSPECTUS

$300,000,000

Common Stock

We may offer and sell shares of our common stock from time to time in one or more offerings of up to $300,000,000 in aggregate offering price. This prospectus describes the terms of our common stock and the general manner in which our common stock will be offered. We will provide in supplements to this prospectus the specific manner in which our common stock will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.
We may offer our common stock in amounts, at prices and on terms determined at the time of offering. Our common stock may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell our common stock, we will name them and describe their compensation in a prospectus supplement.
Our common stock is listed on The Nasdaq Capital Market under the symbol “CRIS.”
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Investing in our common stock involves significant risks. See the information included under “Risk Factors” on page 6 of this prospectus and in any accompanying prospectus supplement, and under similar headings in the documents incorporated by reference in this prospectus or any prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase our common stock.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2024

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell our common stock described in this prospectus in one or more offerings for an aggregate initial offering price of up to $300,000,000.
This prospectus provides you with a general description of our common stock. Each time we sell our common stock, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the common stock described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to Curis, Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.curis.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the common stock we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-30347) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of common stock under the registration statement is terminated or completed:
•Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 8, 2024; and
•The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on April 13, 2000, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 8, 2024, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Curis, Inc.
128 Spring Street
Building C – Suite 500
Lexington, MA 02421
Attn: Corporate Controller
(617) 503-6500

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA
This prospectus, any accompanying prospectus supplement and the information incorporated by reference in this prospectus and any accompanying prospectus supplement contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement are statements that could be deemed forward-looking statements, including without limitation any statements with respect to the plans, strategies and objectives of management for future operations; statements concerning product research, development and commercialization plans, timelines and anticipated results; statements of expectation or belief; statements with respect to clinical trials and studies; statements with respect to royalties and milestones; statements with respect to the therapeutic potential of drug candidates; expectations of revenue, expenses, earnings or losses from operations, or other financial results; and statements of assumptions underlying any of the foregoing. Without limiting the foregoing, the words “anticipate(s)”, “believe(s)”, “focus(es)”, “could”, “estimate(s)”, “expect(s)”, “intend(s)”, “may”, “plan(s)”, “seek(s)”, “will”, “strategy”, “mission”, “potential”, “should”, “would” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements may include, but are not limited to, statements about:
•the initiation, timing, progress and results of future preclinical studies and clinical trials, and our research and development program for emavusertib;
•our estimates of the period in which we anticipate that existing cash, cash equivalents, and investments will enable us to fund our current and planned operations;
•our ability to continue as a going concern;
•our ability to obtain additional financing;
•our ability to establish and maintain collaborations;
•our plans to develop and commercialize emavusertib;
•the timing or likelihood of regulatory filings and approvals;
•the implementation of our business model and strategic plans for our business, emavusertib and technology;
•our estimates regarding expenses, future revenue and capital requirements;
•developments and projections relating to our competitors and our industry;
•our commercialization, marketing and manufacturing capabilities and strategy;
•the rate and degree of market acceptance and clinical utility of our products;
•our competitive position; and
•our intellectual property position.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. We therefore caution you against relying on any of these forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors, risk factor summary and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
You should consider these factors and the other cautionary statements made in this prospectus, any prospectus supplement and the documents we incorporate by reference herein and therein as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference herein and therein, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein include statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties as well as our own estimates. All of the market data used in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys, and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our drug candidates include several key assumptions based on our industry knowledge, industry publications, third-party research, and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

CURIS, INC.
We are a biotechnology company focused on the clinical development of emavusertib, an orally available, small molecule IRAK4 inhibitor. Through our 2015 collaboration with Aurigene, we have the exclusive license to emavusertib (CA-4948). We licensed our rights to Erivedge® to Genentech, a member of the Roche Group, under which they are commercializing Erivedge® for the treatment of advanced basal cell carcinoma.
Our principal executive offices are located at 128 Spring Street, Building C—Suite 500, Lexington, Massachusetts 02421, and our telephone number is (617) 503-6500.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the common stock being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any common stock offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the conducting of further clinical studies and preclinical testing of our product candidates, the funding of other research and development expenses, the in-licensing of individual drug candidates or drug programs, the acquisition of companies or businesses that complement our business, the repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF COMMON STOCK
The following description of our common stock is intended as a summary only and therefore is not a complete description of our common stock. This description is based upon, and is qualified by reference to, our certificate of incorporation, our by-laws and applicable provisions of Delaware corporate law. You should read our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.
Pursuant to our certificate of incorporation, as amended, and as of the date of effectiveness of the registration statement of which this prospectus forms a part, our authorized capital stock consists of 22,781,250 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
Annual Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person, by means of remote communication in a manner, if any, authorized by our board of directors in its sole discretion, or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose or purposes by the chair of the board of directors, chief executive officer (or if there is no chief executive officer, the president) or the board of directors. Except as may be otherwise provided by applicable law, our certificate of incorporation or our by-laws, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.
Voting Rights. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights.
Dividends. If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the holders of preferred stock, if any is outstanding.
Liquidation and Dissolution. If we are liquidated or dissolved, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the holders of preferred stock, if any is outstanding.
Other Rights. Holders of the common stock have no right to:
•convert the stock into any other security;
•have the stock redeemed;
•purchase additional stock; or
•maintain their proportionate ownership interest and there are no sinking fund provisions applicable to our common stock.
The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue.
Transfer Agent and Registrar. Computershare Trust Company, N.A. is transfer agent and registrar for the common stock.
Listing on the Nasdaq Capital Market. Our common stock is listed on the Nasdaq Capital Market under the trading symbol “CRIS.”

Provisions of Our Certificate of Incorporation and By-laws and Delaware Law That May Have Anti-Takeover Effects
Certain provisions of our certificate of incorporation and by-laws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock and may limit the ability of stockholders to remove current management or directors or approve transactions that stockholders may deem to be in their best interest and, therefore, could adversely affect the price of our common stock.
No Cumulative Voting. The Delaware General Corporation Law, or the DGCL, provides that stockholders are not entitled to the right to accumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.
Board of Directors. Our by-laws provide for a board of directors divided as nearly equally as possible into three classes. Each class is elected to a term expiring at the annual meeting of stockholders held in the third year following the year of such election. The number of directors comprising our board of directors is fixed from time to time by the board of directors.
Removal of Directors by Stockholders. Our by-laws provide that directors may be removed only for cause by the affirmative vote of the holders of 75% of the shares of our capital stock issued, outstanding and entitled to vote.
Advance Notice Provisions. Our by-laws provide that a stockholder must notify us in writing, within timeframes specified in the by-laws, of any stockholder nomination of a director and of any other business that the stockholder intends to bring at a meeting of stockholders.
No Action by Written Consent. Our certificate of incorporation provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders; and that the affirmative vote of the holders of at least 75% of the shares of capital stock issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, the provision of our certificate of incorporation prohibiting stockholders from acting by written consent.
Amendment to By-laws. Our by-laws may be altered, amended or repealed, or new by-laws may be adopted, by a majority vote of our board of directors or by the affirmative vote of the holders of a majority of our capital stock issued and outstanding and entitled to vote. In addition, the affirmative vote of the holders of at least 75% of the shares of our capital stock issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with the provisions of our by-laws related to the powers, number, term, classification, committees, the conduct of business at meetings, action by written consent, removal and filling of vacancies with respect to our board of directors; the calling of special meetings of stockholders; the nomination of directors; notice of business at an annual meeting and any provision relating to the amendment of the by-laws.
Undesignated Preferred Stock. Our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.
These provisions of Delaware law, our certificate of incorporation and our by-laws may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.
Exclusive Forum Selection. Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for

(1) any derivative action or proceeding brought on behalf of our company, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or stockholders of our company to our company or to our stockholders, (3) any action asserting a claim against our company arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery, or (4) any action asserting a claim against our company pursuant to any provision of our certificate of incorporation or by-laws or governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Delaware Business Combination Statute. We are subject to Section 203 of the DGCL, or Section 203, which prohibits a Delaware corporation from engaging in business combinations with an interested stockholder. An interested stockholder is generally defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person. Section 203 provides that an interested stockholder may not engage in business combinations with the corporation for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combinations to include the following:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;
•subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

PLAN OF DISTRIBUTION
We may sell our common stock:
•through underwriters;
•through dealers;
•through agents;
•directly to purchasers; or
•through a combination of any of these methods of sale.
In addition, we may issue our common stock as a dividend or distribution to our existing security holders. This prospectus may be used in connection with any offering of our common stock through any of these methods or other methods described in the applicable prospectus supplement.
We may directly solicit offers to purchase our common stock, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
The distribution of our common stock may be effected from time to time in one or more transactions:
•at a fixed price, or prices, which may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each prospectus supplement will describe the method of distribution of our common stock and any applicable restrictions.
The prospectus supplement will describe the terms of the offering of our common stock, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price and the proceeds we will receive from the sale of the common stock;
•any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;
•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or re-allowed or paid to dealers; and
•the exchange on which the common stock will be listed.
If any underwriters or agents are utilized in the sale of the common stock in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the common stock in respect of which this prospectus is delivered, we will sell such common stock to the dealer, as principal. The dealer may then resell such common stock to the public at varying prices to be determined by such dealer at the time of resale.
Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If we offer common stock in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the common stock they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer manager to manage a subscription rights offering for us.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase common stock from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of common stock sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•the purchase by an institution of the common stock covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the common stock is also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such common stock not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of our common stock, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of our common stock, the underwriters may bid for, and purchase our common stock in the open market. Finally, in any offering of our common stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the common stock in the offering if the syndicate repurchases previously distributed common stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the common stock above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
As of the date of this prospectus, under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your common stock may be more than two scheduled business days after the trade date for your common stock. Accordingly, in such a case, if you wish to trade common stock on any date prior to the second business day before the original issue date for your common stock, you will be required, by virtue of the fact that your common stock initially is expected to settle in more than two scheduled business days after the trade date for your common stock, to make alternative settlement arrangements to prevent a failed settlement. In February 2023, Rule 15c6-1 of the Exchange Act was amended to require, effective May 28, 2024, trades in the secondary market to settle in one business day, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. Therefore, for any securities offered under this prospectus on or after May 28, 2024, the same process described in this paragraph will apply, except that purchasers who wish to trade such securities on any date prior to the first business day before the original issue date will be required, by virtue of the fact that their securities initially are expected to settle in more than one scheduled business day after the trade date for their securities, to make alternative settlement arrangements to prevent a failed settlement as described in this paragraph.
We can make no assurance as to the liquidity of or the existence of trading markets for the common stock.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the common stock in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$300,000,000

Common Stock

PROSPECTUS

, 2024

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated February 8, 2024

PROSPECTUS
Up to $100,000,000

Common Stock

We have entered into an Amended and Restated Sales Agreement, or sales agreement, with Cantor Fitzgerald & Co., or Cantor, and JonesTrading Institutional Services LLC, or JonesTrading, dated February 8, 2024, relating to shares of our common stock, $0.01 par value per share, offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell from time to time shares of our common stock having an aggregate offering price of up to $100,000,000 through or to, at our option, Cantor or JonesTrading, acting as our sales agent or principal.
Our common stock trades on the Nasdaq Capital Market, or Nasdaq, under the symbol “CRIS.” On February 6, 2024, the last reported sale price for our common stock on Nasdaq was $9.42 per share.
Upon our delivery of a placement notice to the applicable sales agent and subject to the terms and conditions of the sales agreement, the applicable sales agent may sell the common stock by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. We will submit orders to only one sales agent relating to the sale of shares of our common stock under the sales agreement on any given day. Cantor and JonesTrading will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market, LLC. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
We will pay Cantor and JonesTrading a commission for their services in acting as agent and/or principal in the sale of common stock, equal to 3% of the gross sales price per share of all shares sold by each sales agent under the sales agreement. In connection with the sales of the common stock on our behalf, each of Cantor and JonesTrading will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cantor and JonesTrading will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to each of Cantor and JonesTrading against certain liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. See the information included under “Risk Factors” on page SA-9 of this prospectus and in any accompanying prospectus supplement, and under similar headings in the documents incorporated by reference in this prospectus or any prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Cantor		JonesTrading
, 2024

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, we may from time to time offer shares of our common stock having an aggregate offering price of up to $300,000,000. We may from time to time sell shares of our common stock having an aggregate offering price of up to $100,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of offering. The $100,000,000 of shares of our common stock that may be sold under this prospectus are included in the $300,000,000 of shares of common stock that may be sold under the registration statement.
This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference in this prospectus, as described under the heading “Incorporation by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC prior to the date of this prospectus, you should rely on the information in this prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should rely only on the information contained in or incorporated by reference in this prospectus and in any free writing prospectus we may authorize for use in connection with this offering. We have not and Cantor and JonesTrading have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We, Cantor and JonesTrading take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Cantor and JonesTrading are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein, and in any free writing prospectus prepared by or on behalf of us that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference herein, and any free writing prospectus prepared by or on behalf of us that we may authorize for use in connection with this offering, in their entirety, before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”
Other than in the United States, no action has been taken by us, Cantor or JonesTrading that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” “Curis,” the “Company” and similar designations refer to Curis, Inc. and its consolidated subsidiaries. The Curis logo is a trademark of Curis in the United States and in other select countries. We may indicate U.S. trademark registrations and U.S. trademarks with the symbols “®” and “™”, respectively. Other third-party logos and product/trade names are registered trademarks or trade names of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.curis.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus, except in each case for information contained in any filing where we indicate that such information is being furnished or is not to be considered “filed” under the Securities Exchange Act, as amended, or the Exchange Act. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.
We incorporate by reference the documents and other information listed or referred to below (File No. 000-30347) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of common stock under the registration statement is otherwise terminated:
•Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 8, 2024; and
•The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on April 13, 2000, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 8, 2024, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:
Curis, Inc.
128 Spring Street
Building C – Suite 500
Lexington, MA 02421
Attn: Corporate Controller
(617) 503-6500

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA
This prospectus and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus are statements that could be deemed forward-looking statements, including without limitation any statements with respect to the plans, strategies and objectives of management for future operations; statements concerning product research, development and commercialization plans, timelines and anticipated results; statements of expectation or belief; statements with respect to clinical trials and studies; statements with respect to royalties and milestones; statements with respect to the therapeutic potential of drug candidates; expectations of revenue, expenses, earnings or losses from operations, or other financial results; and statements of assumptions underlying any of the foregoing. Without limiting the foregoing, the words “anticipate(s)”, “believe(s)”, “focus(es)”, “could”, “estimate(s)”, “expect(s)”, “intend(s)”, “may”, “plan(s)”, “seek(s)”, “will”, “strategy”, “mission”, “potential”, “should”, “would” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements may include, but are not limited to, statements about:
• the initiation, timing, progress and results of future preclinical studies and clinical trials, and our research and development program for emavusertib;
•our estimates of the period in which we anticipate that existing cash, cash equivalents, and investments will enable us to fund our current and planned operations;
•our ability to continue as a going concern;
•our ability to obtain additional financing;
•our ability to establish and maintain collaborations;
•our plans to develop and commercialize emavusertib;
•the timing or likelihood of regulatory filings and approvals;
•the implementation of our business model and strategic plans for our business, emavusertib and technology;
•our estimates regarding expenses, future revenue and capital requirements;
•developments and projections relating to our competitors and our industry;
•our commercialization, marketing and manufacturing capabilities and strategy;
•the rate and degree of market acceptance and clinical utility of our products;
•our competitive position;
•our intellectual property position; and
•our expected use of proceeds from this offering.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including the factors referred to under the heading “Risk Factors” beginning on page SA-9 of this prospectus and in the “Risk Factor Summary” and “Risk Factors” sections of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in other filings we make with the SEC from time to time. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
You should consider these factors and the other cautionary statements made in this prospectus and the documents we incorporate by reference herein as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus or the documents incorporated by reference herein, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.
This prospectus and the documents incorporated by reference herein include statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties as well as our own estimates. All of the market data used in this prospectus and the documents incorporated by reference herein involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys, and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our drug candidates include several key assumptions based on our industry knowledge, industry publications, third-party research, and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

SUMMARY
This summary highlights information contained elsewhere in this prospectus and in the documents we incorporate by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. For a more complete understanding of our company and this offering, you should read carefully this entire prospectus, including the information incorporated by reference into this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, including the “Risk Factors” section beginning on page SA-9 of this prospectus and the “Risk Factor Summary” and “Risk Factors” sections of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, our financial statements and the related notes and the other documents incorporated by reference in this prospectus.
Company Overview
We are a biotechnology company focused on the clinical development of emavusertiv, an orally available, small molecule IRAK4 inhibitor. Through our 2015 collaboration with Aurigene, we have the exclusive license to emavusertib (CA-4948). We licensed our rights to Erivedge® to Genentech, a member of the Roche Group, under which they are commercializing Erivedge® for the treatment of advanced basal cell carcinoma.
Company Information
Our principal executive offices are located at 128 Spring Street, Building C—Suite 500, Lexington, Massachusetts 02421, and our telephone number is (617) 503-6500. Our website is located at www.curis.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. Our website address is included as an inactive textual reference only.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million measured on the last business day of our most recently completed second fiscal quarter, and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Common stock to be outstanding after this offering assuming the sale of all shares in this offering	Up to 16,509,796 shares, assuming sales of 10,615,711 shares of our common stock in this offering at a price of $9.42 per share, which was the closing price of our common stock on the Nasdaq Capital Market on February 6, 2024. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time through or to, at our option, either Cantor or JonesTrading, as sales agent or principal. See “Plan of Distribution” on page SA-17.

Use of proceeds
We intend to use the net proceeds from the sale of any shares of common stock offered under this prospectus for general corporate purposes, which may include the conducting of further clinical studies and preclinical testing of our product candidates, the funding of other research and development expenses, the in-licensing of individual drug candidates or drug programs, the acquisition of companies or businesses that complement our business, the repayment and refinancing of debt, working capital and capital expenditures.

We have not determined the amount or timing of net proceeds to be used specifically for any such purposes. As a result, management will retain broad discretion over the allocation of net proceeds, if any. See “Use of Proceeds” on page SA-14 of this prospectus for a more complete description of the intended use of proceeds from this offering.

Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page SA-9 of this prospectus, the “Risk Factor Summary” and “Risk Factors” sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q incorporated by reference into this prospectus, and other information included and incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	“CRIS”

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 5,894,085 shares outstanding as of December 31, 2023 and excludes as of such date:
•840,880 shares of our common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $47.58 per share;
•5,800 shares of our common stock issuable upon exercise of outstanding stock options granted as inducement stock options outside of our equity incentive plans after December 31, 2023;
•478,920 shares of our common stock issuable upon exercise of outstanding stock options granted under our Fourth Amended and Restated 2010 Stock Incentive Plan as it may be amended from time to time after December 31, 2023; and
•an aggregate of 26,631 shares of common stock reserved for future issuance under our Amended and Restated 2010 Employee Stock Purchase Plan.

Unless we specifically state otherwise, all information in this prospectus assumes no exercise of outstanding stock options described above. The information in this prospectus also gives effect to a 1-for-20 reverse stock split of our common stock effected on September 28, 2023.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed in the “Risk Factor Summary” and “Item 1A—Risk Factors” sections of our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein in their entirety, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.
Risks Related to This Offering
We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.
Our management will have broad discretion as to the application of the net proceeds from this offering, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of any such proceeds. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our drug candidates and cause the price of our common stock to decline.
You may experience immediate and substantial dilution.
The offering prices per share in this offering may exceed the net tangible book value per share of our common stock. Assuming that an aggregate of 10,615,711 shares of our common stock are sold at a price of $9.42 per share pursuant to this prospectus, which was the last reported sale price of our common stock on The Nasdaq Capital Market on February 6, 2024, for aggregate gross proceeds of $100,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $2.91 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2023 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
You may experience future dilution as a result of future equity offerings.
We will need additional capital to fund our research and development programs and to fulfill our planned operating goals, in addition to sales, if any, in this offering. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted. We have a significant number of options to purchase shares of our common stock outstanding. If these securities are exercised, you will incur further dilution. Moreover, to the extent that we issue additional options to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options or other securities are exercised, converted or exchanged, stockholders will experience further dilution.
Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.
We have never declared or paid cash dividends on our capital stock. We currently plan to retain all of our future earnings, if any, to finance the operation, development and growth of our business. In addition, the terms of any future debt or credit agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.
Future sales of a significant number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock or cause it to be highly volatile.

Sales of a substantial number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock or cause it to be highly volatile and impair our ability to raise capital through the sale of additional equity securities. A substantial number of shares of common stock are being offered by this prospectus, and we cannot predict if and when shares sold is this offering, if any, will be resold in the public markets. We cannot predict the number of these shares that might be resold nor the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the sales agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
The actual number of shares we will issue under the sales agreement and gross proceeds resulting from those sales, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver placement notices to Cantor and JonesTrading, at any time throughout the term of the sales agreement. The number of shares that are sold by Cantor and JonesTrading after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Cantor and JonesTrading. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the gross proceeds to be raised in connection with those sales.

DESCRIPTION OF COMMON STOCK
The following description of our common stock is intended as a summary only and therefore is not a complete description of our common stock. This description is based upon, and is qualified by reference to, our certificate of incorporation, our by-laws and applicable provisions of Delaware corporate law. You should read our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.
Pursuant to our certificate of incorporation, as amended, and as of the date of effectiveness of the registration statement of which this prospectus forms a part, our authorized capital stock consists of 22,781,250 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
Annual Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person, by means of remote communication in a manner, if any, authorized by our board of directors in its sole discretion, or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose or purposes by the chair of the board of directors, chief executive officer (or if there is no chief executive officer, the president) or the board of directors. Except as may be otherwise provided by applicable law, our certificate of incorporation or our by-laws, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.
Voting Rights. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights.
Dividends. If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the holders of preferred stock, if any is outstanding.
Liquidation and Dissolution. If we are liquidated or dissolved, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the holders of preferred stock, if any is outstanding.
Other Rights. Holders of the common stock have no right to:
•convert the stock into any other security;
•have the stock redeemed;
•purchase additional stock; or
•maintain their proportionate ownership interest and there are no sinking fund provisions applicable to our common stock.
The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue.
Transfer Agent and Registrar. Computershare Trust Company, N.A. is transfer agent and registrar for the common stock.
Listing on the Nasdaq Capital Market. Our common stock is listed on the Nasdaq Capital Market under the trading symbol “CRIS.”

Provisions of Our Certificate of Incorporation and By-laws and Delaware Law That May Have Anti-Takeover Effects
Certain provisions of our certificate of incorporation and by-laws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock and may limit the ability of stockholders to remove current management or directors or approve transactions that stockholders may deem to be in their best interest and, therefore, could adversely affect the price of our common stock.
No Cumulative Voting. The Delaware General Corporation Law, or the DGCL, provides that stockholders are not entitled to the right to accumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.
Board of Directors. Our by-laws provide for a board of directors divided as nearly equally as possible into three classes. Each class is elected to a term expiring at the annual meeting of stockholders held in the third year following the year of such election. The number of directors comprising our board of directors is fixed from time to time by the board of directors.
Removal of Directors by Stockholders. Our by-laws provide that directors may be removed only for cause by the affirmative vote of the holders of 75% of the shares of our capital stock issued, outstanding and entitled to vote.
Advance Notice Provisions. Our by-laws provide that a stockholder must notify us in writing, within timeframes specified in the by-laws, of any stockholder nomination of a director and of any other business that the stockholder intends to bring at a meeting of stockholders.
No Action by Written Consent. Our certificate of incorporation provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders; and that the affirmative vote of the holders of at least 75% of the shares of capital stock issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, the provision of our certificate of incorporation prohibiting stockholders from acting by written consent.
Amendment to By-laws. Our by-laws may be altered, amended or repealed, or new by-laws may be adopted, by a majority vote of our board of directors or by the affirmative vote of the holders of a majority of our capital stock issued and outstanding and entitled to vote. In addition, the affirmative vote of the holders of at least 75% of the shares of our capital stock issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with the provisions of our by-laws related to the powers, number, term, classification, committees, the conduct of business at meetings, action by written consent, removal and filling of vacancies with respect to our board of directors; the calling of special meetings of stockholders; the nomination of directors; notice of business at an annual meeting and any provision relating to the amendment of the by-laws.
Undesignated Preferred Stock. Our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.
Exclusive Forum Selection. Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of our company, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or stockholders of our company to our company or to our stockholders, (3) any action asserting a claim against our company arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery, or (4) any action asserting a claim against our company pursuant to any provision of our certificate of incorporation or by-laws or governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

These provisions of Delaware law, our certificate of incorporation and our by-laws may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.
Delaware Business Combination Statute. We are subject to Section 203 of the DGCL, or Section 203, which prohibits a Delaware corporation from engaging in business combinations with an interested stockholder. An interested stockholder is generally defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person. Section 203 provides that an interested stockholder may not engage in business combinations with the corporation for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combinations to include the following:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;
•subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

USE OF PROCEEDS
We intend to use the net proceeds, if any, from the sale of our common stock offered under this prospectus for general corporate purposes. General corporate purposes may include the conducting of further clinical studies and preclinical testing of our product candidates, the funding of other research and development expenses, the in-licensing of individual drug candidates or drug programs, the acquisition of companies or businesses that complement our business, the repayment and refinancing of debt, working capital and capital expenditures.
The amounts and timing of our use of the net proceeds, if any, from the sale of our common stock in this offering will depend on a number of factors, such as the timing and progress of our and our strategic partners’ clinical trials of our product candidates and our development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds, if any, to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DILUTION
If you invest in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.
Our net tangible book value on December 31, 2023 was approximately $10.7 million, or $1.81 per share.
After giving effect to the sale of shares of our common stock in the aggregate amount of $100,000,000 in this offering at an assumed offering price of $9.42 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on February 6, 2024, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of December 31, 2023 would have been approximately $107.5 million, or $6.51 per share of common stock. This represents an immediate increase in net tangible book value of $4.70 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.91 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share		$9.42
Net tangible book value per share as of December 31, 2023	$1.81
Increase per share attributable to new investors	$4.70
As-adjusted net tangible book value per share as of December 31, 2023 after giving effect to this offering		$6.51
Dilution per share to new investors purchasing shares in the offering		$2.91

The table above assumes, for illustrative purposes, that an aggregate of 10,615,711 shares of our common stock are sold at a price of $9.42 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on February 6, 2024, for aggregate gross proceeds of $100,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $9.42 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100,000,000 is sold at that price, would increase our as adjusted net tangible book value per share after the offering by $5.13 per share and would increase the dilution in net tangible book value per share to new investors by $3.48 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $9.42 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100,000,000 is sold at that price, would decrease our as adjusted net tangible book value per share after the offering by $4.24 per share and would decrease the dilution in net tangible book value per share to new investors by $2.37 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.
The above discussion is based on 5,894,085 shares outstanding as of December 31, 2023 and excludes:
•840,880 shares of our common stock issuable upon the exercise of outstanding stock options as of December 31, 2023 at a weighted average exercise price of $47.58 per share;
•5,800 shares of our common stock issuable upon exercise of outstanding stock options granted as inducement stock options outside of our equity incentive plans after December 31, 2023;
•478,920 shares of our common stock issuable upon exercise of outstanding stock options granted under our Fourth Amended and Restated 2010 Stock Incentive Plan as it may be amended from time to time after December 31, 2023; and
•an aggregate of 26,631 shares of common stock reserved for future issuance under our Amended and Restated 2010 Employee Stock Purchase Plan.

The information in this prospectus also gives effect to a 1-for-20 reverse stock split of our common stock effected on September 28, 2023.

PLAN OF DISTRIBUTION
We have entered into the sales agreement with Cantor and JonesTrading relating to shares of our common offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell from time to time shares of our common stock having an aggregate offering price of up to $100,000,000 through or to, at our option, Cantor or JonesTrading, acting as our sales agent or principal.
Sales of the common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act.
We will submit orders to only one sales agent relating to the sale of shares of our common stock under the sales agreement on any given day. Such sales agent will offer the common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and the sales agents. We will designate the maximum amount of common stock to be sold through such sales agents, as applicable, on a daily basis or otherwise determine such maximum amount together with the sales agents, as applicable. Subject to the terms and conditions of the sales agreement, the sales agents, as applicable, will use their commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct the sales agents not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agents may suspend the offering of the common stock upon proper notice to the other party. We and the sales agents each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time. Under the sales agreement, if authorized by us in writing, the sales agents may purchase shares of our common stock as principal.
The aggregate compensation payable to each sales agent shall be equal to 3% of the gross sales price of the shares sold through such sales agent pursuant to the sales agreement.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.
The applicable sales agent will provide written confirmation to us following the close of trading on the Nasdaq Capital Market, each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the gross sales price per share, the net proceeds to us and the compensation payable by us to such sales agent.
We will report at least quarterly the number of shares of common stock sold through the sales agents under the sales agreement, the net proceeds to us and the compensation paid by us to each sales agent in connection with the sales of common stock.
Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of the common stock on our behalf, the applicable sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to such sales agent will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to each sales agent against certain liabilities, including liabilities under the Securities Act. As sales agents, neither Cantor nor JonesTrading will engage in any transactions that stabilize our common stock. In addition, we have agreed to reimburse a portion of the expenses of the sales agents in connection with this offering up to a maximum of $35,000 in connection with the execution of the sales agreement.
We estimate that the total expenses of the offering payable by us, excluding commissions payable to the sales agents under the sales agreement, will be approximately $200,000.
Cantor, JonesTrading and their respective affiliates have, from time to time, provided, and may in the future provide, various investment banking and other financial services for us and our affiliates, for which services they received or may in the future receive customary fees and expenses.

MATERIAL U.S. TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK
The following is a discussion of material U.S. federal income and estate tax considerations relating to the ownership and disposition of our common stock by a non-U.S. holder. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner (other than a partnership or other pass-through entity) of our common stock that is not, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or if the trust has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury Regulations.
This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings, and judicial decisions, as in effect as of the date of this prospectus and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus. In addition, there can be no assurances that the Internal Revenue Service (IRS) will not challenge one or more of the tax consequences described in this prospectus.
This discussion addresses only non-U.S. holders that hold shares of our common stock as a capital asset (generally, property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address the alternative minimum tax, the Medicare tax on net investment income or any aspects of U.S. state, local, or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:
•insurance companies;
•tax-exempt organizations and governmental organizations;
•financial institutions;
•brokers or dealers in securities;
•pension plans;
•controlled foreign corporations;
•passive foreign investment companies;
•owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security, or other integrated investment; and
•certain U.S. expatriates.
In addition, this discussion does not address the tax treatment of partnerships or persons who hold their common stock through partnerships or other entities or arrangements that are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock should consult their own tax advisor regarding the tax consequences of the purchase, ownership, and disposition of our common stock through a partnership or other pass-through entity, as applicable.
Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of acquiring, holding, and disposing of our common stock.
Dividends

We do not expect to make cash dividends to holders of common stock in the foreseeable future. If we pay distributions on our common stock, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “—Gain on Disposition of Common Stock.”
Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty.
Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States, and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income is taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
Gain on Disposition of Common Stock
A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our common stock unless:
•the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the same U.S. federal income tax rates applicable to U.S. persons (as defined in the Code), and if the non-U.S. holder is a foreign corporation, an additional branch profits tax at a 30% rate, or such lower rates as may be specified by an applicable income tax treaty, may also apply;
•the non-U.S. holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or
•we are, or have been at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter), a “U.S. real property holding corporation” unless our common stock is regularly traded on an established securities market and the non-U.S. holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. If we are determined to be a U.S. real property holding corporation and the non-U.S. holder held more than 5% of our outstanding common stock during the relevant period, then the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rule described above.
Information Reporting and Backup Withholding
We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under the heading “—Dividends,” will generally be exempt from U.S. backup withholding.
Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.
FATCA
Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our common stock if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise excepted under FATCA.
Withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our common stock under proposed U.S. Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.
If withholding under FATCA is required on any payment related to our common stock, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock and the entities through which they hold our common stock.
U.S. Federal Estate Tax

Common stock owned or treated as owned by an individual who is a non-U.S. holder (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.
The preceding discussion of material U.S. federal tax considerations is for prospective investors’ information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of purchasing, holding, and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

LEGAL MATTERS
The validity of the issuance of the common stock offered by this prospectus will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. Cantor and JonesTrading are being represented in connection with this offering by Duane Morris LLP, New York, New York.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Up to $100,000,000

Common Stock

PROSPECTUS

Cantor		JonesTrading
, 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
Set forth below are estimates (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than the underwriting discounts and commissions.

SEC registration fee	$44,280
FINRA filing fee	$11,215
Printing and engraving	(1)
Accounting services	(1)
Legal fees of registrant’s counsel	(1)
Transfer agent’s fees and expenses	(1)
Miscellaneous	(1)
Total	$(1)
(1) These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not estimated at this time and will be reflected in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law, or the DGCL, and our certificate of incorporation and by-laws.
Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Section 102(b)(7) of the DGCL provides, generally, that our certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.

Article Sixth of our certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for any monetary damages for any breach of fiduciary duty as a director of Curis, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.
Article Eighth of our certificate of incorporation provides, in general, that we shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Curis), by reason of the fact that such person is or was, or has agreed to become, a director or officer of Curis, or is or was serving or has agreed to serve, at the request of Curis, as a director, officer or trustee of, or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the Registrant), partnership, joint venture, trust or other enterprise (including any employee benefit plan), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the DGCL. The foregoing right of indemnification is in no way exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise.
In addition to the indemnification provided by our certificate of incorporation and under the DGCL, we have entered into indemnification agreements with our executive officers and directors. The indemnification agreements provide that each such person:
•shall be indemnified by Curis against all expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of Curis) brought against him or her by virtue of his or her position as an officer or director of Curis if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Curis, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and
•shall be indemnified by Curis against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement incurred in connection with any action by or in the right of Curis brought against him or her by virtue of his or her position as an officer or director of Curis if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Curis, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to Curis, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is fairly and reasonably entitled to indemnification of such expenses.
Notwithstanding the foregoing, to the extent that an officer or director has been successful, on the merits or otherwise, he or she is required to be indemnified by us against all expenses (including attorneys’ fees) incurred in connection with defending any proceeding to the extent that we do not assume the defense of such proceeding. Expenses shall be advanced to an officer or director, provided that he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses.
Indemnification is required to be made unless we determine that the applicable standard of conduct required for indemnification has not been met. As a condition precedent to the right of indemnification, the officer or director must give us notice of the action for which indemnity is sought and we have the right to participate in such action or assume the defense thereof.
We maintain a general liability insurance policy which covers certain liabilities of directors and officers of Curis arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits.
Exhibit Index

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
1.2	Amended and Restated Sales Agreement by and among the Registrant, Cantor Fitzgerald & Co. and JonesTrading Institutional Services LLC dated February 8, 2024
4.1	Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed on November 2, 2023)
4.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K, filed on March 13, 2023)
5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)
24	Powers of Attorney (included in the signature pages to the Registration Statement)
107	Filing Fee Table
_________________________
* To be filed by amendment or by a Current Report on Form 8-K.

Item 17. Undertakings.
The undersigned Registrant hereby undertakes:
(a)(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)    to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;. provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;
(iii)    the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and
(iv)    any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.
(6)    That, for purposes of determining any liability under the Securities Act:
(i)    the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and
(ii)    each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, Commonwealth of Massachusetts, on February 8, 2024.
CURIS, INC.
By: /s/ James E. Dentzer
Name: James E. Dentzer
Title: President and Chief Executive Officer
SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of Curis, Inc. hereby severally constitute and appoint James E. Dentzer and Diantha Duvall, and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Curis, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ James E. Dentzer James E. Dentzer	President, Chief Executive Officer and Director (Principal Executive Officer)	February 8, 2024
/s/ Diantha Duvall Diantha Duvall	Chief Financial Officer (Principal Financial and Accounting Officer)	February 8, 2024
/s/ Martyn D. Greenacre Martyn D. Greenacre	Chairman of the Board of Directors	February 8, 2024
/s/ Anne E. Borgman Anne E. Borgman	Director	February 8, 2024
/s/ John A. Hohneker John A. Hohneker	Director	February 8, 2024
/s/ Kenneth I. Kaitin Kenneth I. Kaitin	Director	February 8, 2024
/s/ Marc Rubin Marc Rubin	Director	February 8, 2024